UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2006

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2006, the Company entered into an Agreement with Mr. John S. Thode, to continue to serve as the Company’s President and Chief Executive Officer (the “Thode Employment Agreement”). This agreement supercedes the letter agreement between Mr. Thode and the Company, dated January 6, 2005.

As further discussed in the Thode Employment Agreement, Mr. Thode’s annual base salary will be $300,000 in 2006 and $350,000 in 2007, and shall be subject to future adjustment as determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Mr. Thode is also entitled to certain performance bonuses, provided the Company achieves certain specified performance goals as determined by the Compensation Committee. Additionally, the Company’s stockholders will be asked, not later than June 30 2006, to approve the issuance of 6,000,000 shares of restricted stock to Mr. Thode as further incentive and compensation. If approved by stockholders this restricted stock will be subject to both a time vesting and a performance vesting component, as further described in the form of restricted stock award agreement attached as an Exhibit to the Thode Employment Agreement. If the shareholders of the Company do not approve the grant of restricted stock, Mr. Thode will then be eligible to receive certain cash bonuses in lieu of the restricted stock award as further described in the form of restricted stock award agreement. Mr. Thode was also granted a signing bonus of $50,000, which is to be paid promptly following the execution of the Thode Employment Agreement. Mr. Thode will be able to participate in the Company’s benefit plans, subject to applicable eligibility and participation requirements.

Mr. Thode’s employment may be terminated at any time. If the Company terminates Mr. Thode without cause or Mr. Thode resigns for good reason (as defined in the Thode Employment Agreement), he will receive a lump sum payment equal to his base salary, an annual bonus for the fiscal year of termination, and waiver of the applicable premium for COBRA continuation coverage in the Company’s health plan(s) for a period of twelve months. If the Company terminates Mr. Thode for cause (as defined in the Thode Employment Agreement), he will be entitled only to the payment of accrued and unpaid salary through the date of such termination. The Thode Employment Agreement also contains customary restrictive covenants, including a covenant not to compete with the Company for a period of twelve months following the cessation of his employment.

Additionally, on January 13, 2006, the Company entered into an Agreement with Dr. Amr Abdelmonem, to continue to act as the Company’s Executive Vice President and Chief Technology Officer (the “Abdelmonem Employment Agreement “). This agreement will replace the employment agreement between Mr. Abdelmonem and the Company dated January 1, 2001, which, as previously announced, expired as of December 31, 2005 pursuant to the Company’s notice of non-renewal.

As further described in the Abdelmonem Employment Agreement, Dr. Abdelmonem’s annual base salary will be $250,000, subject to future adjustment as determined by the Compensation Committee. Dr. Abdelmonem is also entitled to certain performance bonuses, provided the Company achieves certain specified performance goals, as determined by the Compensation Committee. Additionally, the Company entered into a restricted stock agreement (the “Restricted Stock Agreement”), pursuant to which it granted Dr. Abdelmonem 3,500,000 shares of restricted stock as further incentive and compensation. The restricted stock was granted pursuant to the terms of the ISCO International, Inc. 2003 Equity Incentive Plan and are subject to both a time vesting and a performance vesting component as further described in Dr. Abdelmonem’s Restricted Stock Agreement. Dr. Abdelmonem will be able to participate in the Company’s benefit plans, subject to applicable eligibility and participation requirements.

Dr. Abdelmonem’s employment may be terminated at any time. If the Company terminates Dr. Abdelmonem without cause or Dr. Abdelmonem resigns for good reason (as defined in the Abdelmonem Employment Agreement), he will receive a lump sum payment equal to 50% of his base salary, an annual bonus for the fiscal year of termination, and waiver of the applicable premium for COBRA continuation coverage in the Company’s health plan(s) for a period of six months. If the Company terminates Mr. Abdelmonem for cause (as defined in the Abdelmonem Employment Agreement), he will be entitled only to the payment of accrued and unpaid salary through the date of such termination. The Abdelmonem Employment Agreement also contains customary restrictive covenants, including a covenant not to compete with the Company for a period of six months following the cessation of his employment.

The description of the Thode Employment Agreement and the Abdelmonem Employment Agreement are qualified by reference to the complete Thode Employment Agreement and Abdelmonem Employment Agreement and Restricted Stock Agreement attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference.

The Company announced the respective agreements with Mr. Thode and Dr. Abdelmonem in a press release dated January 17, 2006, attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 12, 2006, Stuart Chase Van Wagenen, Chairman of the Board of Directors of the Company and a member of the Board of its wholly-owned subsidiary, Spectral Solutions, Inc., (“SSI”), advised the Company and SSI that he is resigning from both Boards of Directors, effective January 12, 2006.

The Board named Mr. James Fuentes, a member of the Board since 2003, as its new Chairman.

A copy of the press release that included these announcements is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events

Additionally, the Company announced that Neil Campbell is expected to join the Company on February 1, 2006 as the Executive Vice President of Strategic Marketing. The press release related to this announcement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed with this Form 8-K:

(c) Exhibit No.	Description
10.1	Thode Employment Agreement dated January 10, 2006 between ISCO International, Inc. and John S. Thode.

10.2	Abdelmonem Employment Agreement dated January 13, 2006 between ISCO International, Inc. and Dr. Amr Abdelmonem.

10.3	Restricted Stock Agreement dated January 13, 2006 by and between ISCO International, Inc. and Dr. Amr Abdemonem.

99.1	Press Release, dated January 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.

Date: January 17, 2006	By:	/s/ FRANK CESARIO
Frank Cesario
Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
10.1*	Thode Employment Agreement dated January 10, 2006 between ISCO International, Inc. and John S. Thode.

10.2*	Abdelmonem Employment Agreement dated January 13 2006 between ISCO International, Inc. and Dr. Amr Abdelmonem.

10.3*	Restricted Stock Agreement dated January 13, 2006 by and between ISCO International, Inc. and Dr. Amr Abdemonem.

99.1*	Press Release, dated January 17, 2006.

*	Filed herewith